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                                                                    EXHIBIT 15.1


Coopers & Lybrand L.L.P. Awareness Letter


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D. C.  20549


Re:    Cabot Oil & Gas Corporation
       Registration Statements on Form S-8



We are aware that our report dated November 7, 1997 on our review of the interim condensed consolidated financial information of Cabot Oil & Gas Corporation for the three-month and nine-month periods ended September 30, 1997 and 1996 and included in this Form 10-Q is incorporated by reference in the Company's registration statements on Form S-8 filed with the Securities and Exchange Commission on June 23, 1990, November 1, 1993 and May 20, 1994. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meanings of Section 7 and 11 of the Act.



                                           Coopers & Lybrand L.L.P.

Houston, Texas
November 7, 1997